RECEIVED AT
ST. LAW. CO.
CLERKS OFC.

2005 JUL 19 P 3:25

THIS INDENTURE

Made the 5th day of July, Two Thousand and Five,

Between **St. Lawrence County Industrial Development Agency,** a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York, having its principal office at 80 State Highway 310, Suite 6, Canton, New York 13617-1496,

Grantor, and

Michele Audio Corporation of America, a corporation organized under the laws of the State of New Jersey, with a mailing address of P O. Box 69, Massena, New York 13662,

Grantee,

Witnesseth, that the grantor, in consideration of THREE HUNDRED TEN THOUSAND NINE HUNDRED NINETEEN & 82/100 ($310,919 82) paid by the grantee, hereby grants, releases and quitclaims unto the grantee forever,

ALL THAT TRACT OR PARCEL OF LAND, situate in the Village of Massena, County of St. Lawrence and State of New York, known and distinguished as Lot No. 16 as shown and delineated in Subdivision Plan for Massena Industrial Park, said subdivision plan having been filed by the Massena Industrial Development Corporation in the St. Lawrence County Clerk's Office on September 23, 1980.

SAID conveyance being subject to all easements, covenants and restrictions of record.

BEING a portion of the premises conveyed to St. Lawrence County Industrial Development Agency by Deed recorded in the St. Lawrence County Clerk's Office in Liber 955 of Deeds at page 429.

Together with the appurtenances and all the estate and rights of the grantor in and to said premises.

To have and to hold the premises herein granted unto the grantee, its successors and assigns of the grantee forever.

In Witness Whereof, the grantor has executed this deed the day and year first above written.

In Presence of

St. Lawrence County Industrial
Development Agency

By: [signature]
Brian W. Staples, Chairman